UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2013

XPO LOGISTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32172	03-0450326
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Greenwich Office Park, Greenwich, Connecticut 06831

(Address of principal executive offices)

(855) 976-4636

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 12, 2013, XPO Logistics, Inc. (the “Company”) entered into a Stock Purchase Agreement with 3PD Holding, Inc. (“3PD”), Logistics Holding Company Limited, Mr. Karl Meyer, Karl Frederick Meyer 2008 Irrevocable Trust II, Mr. Randall Meyer, Mr. Daron Pair and Mr. James J. Martell (the “Stock Purchase Agreement”) to acquire all of the outstanding capital stock of 3PD (the “Transaction”). 3PD is the largest non-asset, third party provider of heavy goods, last-mile logistics in North America.

The total consideration payable under the Stock Purchase Agreement is approximately $365 million, payable in cash, deferred payments (including an escrow), $8 million of restricted shares of the Company’s common stock, and the payoff of certain indebtedness. The closing of the transactions contemplated in the Stock Purchase Agreement is subject to customary closing conditions, including Hart-Scott-Rodino clearance. The Stock Purchase Agreement includes customary representations, warranties and covenants. Subject to certain limitations, each party has agreed to indemnify the other for breaches of representations, warranties and covenants and other matters. The transactions contemplated by the Stock Purchase Agreement are not subject to any financing condition. The Stock Purchase Agreement contains certain termination rights for both the Company and the sellers and provides that if the Company fails to close the transaction after all of its conditions to close have been satisfied or waived, the Company may be required to pay 3PD a termination fee in the amount of $18 million.

Mr. Martell is a member of the board of directors of the Company and also is an investor in, and member of the board of directors of, 3PD. Mr. Martell recused himself from, and did not participate in, deliberations of the Company’s board of directors with respect to the Transaction. Other than his interest in the purchase price payable pursuant to the Stock Purchase Agreement, Mr. Martell will not receive compensation in connection with the Transaction. Mr. Martell has entered into a subscription agreement with the Company pursuant to which he will invest substantially all of the after-tax proceeds to be received by him in the Transaction in restricted shares of the Company’s common stock. The subscription agreement is described further below in Item 3.02 of this Current Report on Form 8-K.

Also, on July 12, 2013, in connection with the Stock Purchase Agreement, XPO AQ, Inc., a wholly-owned subsidiary of the Company, entered into a commitment letter (the “Commitment Letter”) with Credit Suisse Securities (USA) LLC and Credit Suisse AG. The Commitment Letter provides that, subject to the conditions set forth therein, Credit Suisse AG will commit to provide a $140 million first lien term loan credit facility and a $55 million second lien term loan credit facility, and the proceeds of each facility may solely be used to consummate the Transaction. The commitment is subject to various conditions, including (i) the absence of a material adverse effect having occurred with respect to 3PD and its subsidiaries, (ii) the execution of satisfactory definitive documentation and (iii) other customary closing conditions. Any permanent debt or equity financing obtained by the Company on or prior to the closing of the Transaction will reduce the amount of the commitment. Under the terms of the Commitment Letter, the Company will not be an obligor.

The foregoing summaries of the terms and conditions of the Stock Purchase Agreement and the Commitment Letter do not purport to be complete and are qualified in their entirety by reference to the full text of the Stock Purchase Agreement, which is attached to this report as Exhibit 2.1, and to the full text of the Commitment Letter, which is attached as Exhibit 5.5 to the Stock Purchase Agreement, and incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities.

On July 12, 2013, in connection with the Stock Purchase Agreement, the Company entered into subscription agreements with certain equity holders of 3PD representing an aggregate of $8 million of restricted shares of the Company’s common stock, which subscription agreements are effective as of the closing of the Stock Purchase Agreement (the “Subscription Agreements”). The restricted shares of the Company’s common stock to be issued will be subject to resale restrictions for a period of time up to September 2, 2016. The number of restricted shares of common stock to be issued will be calculated by using a price per share of common stock equal to the closing price of the Company’s common stock on the New York Stock Exchange on July 12, 2013, which was $18.97.

The issuance of the shares of common stock will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), in accordance with Section 4(2) of the Act, as a transaction by an issuer not involving any public offering.

The foregoing summary of the terms and conditions of the Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreements attached as Exhibit 4.8 to the Stock Purchase Agreement, a copy of which is attached to this report as Exhibit 2.1, and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

A copy of the Company’s press release announcing the execution of the Stock Purchase Agreement is attached to this report as Exhibit 99.1. The information contained in Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under Section 18 of the Exchange Act. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

2.1	Stock Purchase Agreement, dated July 12, 2013, by and among 3PD Holding, Inc., Logistics Holding Company Limited, Mr. Karl Meyer, Karl Frederick Meyer 2008 Irrevocable Trust II, Mr. Randall Meyer, Mr. Daron Pair, Mr. James J. Martell and XPO Logistics, Inc.*

99.1	Press Release, dated July 15, 2013.

*	Schedules and similar attachments to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish on a supplemental basis a copy of any omitted schedules and similar attachments to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2013	XPO LOGISTICS, INC.

	By:	/s/ Gordon E. Devens
Gordon E. Devens
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit Description

2.1	Stock Purchase Agreement, dated July 12, 2013, by and among 3PD Holding, Inc., Logistics Holding Company Limited, Mr. Karl Meyer, Karl Frederick Meyer 2008 Irrevocable Trust II, Mr. Randall Meyer, Mr. Daron Pair, Mr. James J. Martell and XPO Logistics, Inc.*

99.1	Press Release, dated July 15, 2013.

*	Schedules and similar attachments to the Stock Purchase Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish on a supplemental basis a copy of any omitted schedules and similar attachments to the Securities and Exchange Commission upon request.